                                 PROMISSORY NOTE
                                       OF
                               ARADYME CORPORATION

$125,000                                                           July 14, 2006

         ARADYME CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to EnviroFresh, Inc., dba Eagle Rock Funding,
(the "Noteholder"), or its assigns, the sum of $125,000, together with two percent points, (2%) and interest from the date of this note at a rate of twelve percent, (12.00%) per annum on the unpaid balance, payable as follows:

Two percent points (2%) and twelve percent, (12.00%) per annum interest for the first thirty days at which time the entire unpaid balance, together with all outstanding accrued interest, fees and charges will be due and payable in full to Noteholder. At the option of the Noteholder, a thirty (30) day extension
(Extension Period) may be offered for the payment of two percent (2%) of the outstanding balance due to holder at the end of the initial thirty-day period.
If the Extension Period is exercised by both the Company and Noteholder then at the end of said 30 day Extension Period the entire unpaid balance, together with all outstanding accrued interest, fees and charges will be due and payable in full to Noteholder, in lawful money of the United States of America, negotiable and payable at the office of Noteholder without defalcation or discount.

At the option of the Noteholder, an additional thirty (30) day extension may be offered for the payment of two percent (2%) of the outstanding balance due the
Noteholder, then at the end of said 30 day Extension Period the entire balance, together with all outstanding accrued interest, fees and charges will be due and payable in full to Noteholder, in lawful money of the United States of America, negotiable and payable at the office of the Noteholder without defalcation or discount.

All payments herein above provided for shall be applied first on accrued interest and balance or reduction of principal. Any installments of principal and interest not paid when due shall, at the option of the Noteholder hereof, bear interest thereafter the due date at a rate of thirty six percent (36.00%)
per annum until paid in full in accordance with this promissory note (the
"Note"). The principal amount of this Note and the interest accrued thereon shall be payable at the principal offices of the Noteholder or by mail to the registered address of the Noteholder.

Additionally, as a requirement of this loan and pursuant to the agreement entitled Modification and Documentation of Obligations dated 29th day of
September, 2003 between Aradyme Corporation and EnviroFresh, Inc., item 2 of page 2, Aradyme agrees to create a second identical complete backup of the company's current technology as defined therein. This ongoing backup of the technology will continue until either EnviroFresh, Inc. exercises its right to the technology or until the rights expiration date of May 1, 2007. This backup procedure should be a part of the Company's standard operating procedures currently in place and the backup copy delivered regularly to a mutually agreed escrow account or mutually agreed third party location to guarantee the rights as described in said agreement. This backup system needs to be implemented on or before July 21, 2006.

The following is a statement of the rights of the Noteholder and the conditions to which this Note is subject and to which the Noteholder hereof, by the acceptance of this Note, agrees:

         1. Definitions. The following definitions shall apply for all purposes of this Note:

                  1.1 "Company" shall mean the Company as defined above and
includes any corporation that shall succeed to or assume the obligations of the
Company under this Note.

                  1.2 "Noteholder" or similar term, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2. Payment. The Company shall have the right at any time to prepay any or all of the principal amount or accrued interest on this Note prior to the maturity date of the Note.

         3. Default. The Company will be in default if the Company fails to make any payment when due hereunder. The Company will also be in default if any of the following occurs and such default is not cured within a 10-day period after the Noteholder has given the Company written notice of such default:

                  (a) the Company breaches any material obligation to the
Noteholder hereunder;

                  (b) a receiver is appointed for any part of the Company's
         property, the Company makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Company or against the
         Company under any bankruptcy or insolvency laws; or

                  (c) the Company suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

         4. Waiver and Amendment. Any provision of this Note may be amended, waived, modified, discharged, or terminated solely upon the written consent of both the Company and the Noteholder.

         5. Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of
Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

         6. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest, and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

         7. Construction of Note. The terms of this Note have been negotiated by the Company, the original Noteholder, and their respective attorneys, and the language hereof will not be construed for or against either the Company or the
Noteholder. Unless otherwise explicitly set forth, a reference to a section will mean a section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note, which will be considered as a whole.

         8. Notices. Any notice, demand, request or other communication permitted or required under this Note shall be in writing and shall be deemed to have been given (a) as of the date so delivered if personally served; (b) as of the date so sent if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; (c) as of the date of sent if sent by electronic mail and receipt is acknowledged by the recipient; (d) one day after the date so sent if delivered by overnight courier service; or (e) three days after the date so mailed if mailed by certified mail, return receipt requested, addressed as follows:

         To the Company, as follows:                 Aradyme Corporation
                                                     Attn. General Counsel
                                                     1255 North Research Way, Suite Q3500
                                                     Orem, Utah 84097
                                                     Telephone:  (801) 705-5000
                                                     Facsimile:  (801) 705-5001
                                                     E-mail: scott.mayfield@aradyme.com

         To the Noteholder, as follows:              EnviroFresh, Inc., dba Eagle Rock Funding
                                                     5722 South 1300 West, Salt Lake City, Utah  84123
                                                     Telephone:  (801) 263-2376
                                                     Facsimile:  (___) ___-_______
                                                     E-mail: mdrasmussen@msn.com

or such other addresses, facsimile numbers, or electronic mail address as shall be furnished in writing by any party in the manner for giving notices hereunder.

         9. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the state of Utah as applied to agreements among Utah residents entered into and to be performed entirely within
Utah, without reference to principles of conflict of laws or choice of laws.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

                                                   ARADYME CORPORATION

                                                   By /s/ James R. Spencer
                                                   James R. Spencer, Chairman & CEO

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